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                                                                  Exhibit 10(ee)

                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          THIS AGREEMENT, made this 18th day of June, 2002, by and between C-COR.net CORP., a Pennsylvania Business Corporation with its principal place of business at 60 Decibel Road, State College, Pennsylvania ("Corporation"),

                                      -AND-


          DAVID A. WOODLE, an individual, of 110 Berwick Drive, Boalsburg, Pennsylvania 16827 ("Employee").

                                   BACKGROUND


     A. Employee has been employed by Corporation since July 20, 1998. Employee now serves as Corporation's Chairman, President and Chief Executive Officer.

     B. Corporation and Employee entered into an Amended and Restated Employment Agreement on September 14, 1999 and an Amendment to Employment Agreement on January 18, 2000 (the "Employment Contracts").

     C. The January 18, 2000 Amendment to Employment Agreement deleted Section V of the September 14, 1999 Amended and Restated Employment Agreement which contained certain measures and protections for Employee in the event of a change of control of the Corporation. Corporation and Employee have entered into an Amended and Restated Change of Control Agreement. Accordingly, no change of control provisions are contained in this Second Amended and Restated Employment Agreement.

     D. Corporation and Employee mutually desire to set forth the terms of certain amendments and additions to the Employment Contracts in this Amended and Restated Employment Agreement.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound thereby, the parties hereto agree as follows:

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                                   SECTION I.
                            Description of Employment


    1.01. Employment and Term. The term of Employee's employment with Corporation commenced on July 20, 1998 and shall extend to June 30, 2007 (the "Term").

    1.02. Capacity. During the balance of the Term, Employee shall serve as Corporation's Chairman, Chief Executive Officer and President, or in such other offices or capacities as shall be determined by Corporation's Board of Directors. Further, if elected by Corporation's shareholders, Employee shall, without additional compensation therefor, serve as a member of Corporation's Board of Directors.

    1.03. Time and Efforts. During the Term, Employee shall diligently and conscientiously devote his best efforts and his full time and attention to the discharge of his duties as Chairman, Chief Executive Officer and President and of such other duties as may be determined by the Board of Directors of Corporation. Employee acknowledges that during the period of his employment pursuant to this Agreement as the Chairman, Chief Executive Officer and President of Corporation, he will not have any other employment or business affiliations without the prior approval of the Board of Directors of Corporation.

                                   SECTION II
                                  Compensation


    2.01. Salary. Commencing on July 1, 2002 and during the period of Employee's employment hereunder as Chairman, Chief Executive Officer and President (irrespective of such other offices or titles as may be held by Employee) the Corporation shall pay to Employee a salary at an annual rate of Four Hundred Thousand and 00/100 ($400,000) Dollars, payable bi-weekly, for services rendered. The amount of Employee's salary shall be reviewed annually by the Compensation Committee of the Board of Directors.

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    2.02. Business Expenses. Employee shall be reimbursed by Corporation for all reasonable expenses incurred in carrying out his employment duties or in otherwise promoting the business of Corporation by presenting to the designated officer of Corporation an itemized expense account report with receipts attached.

    2.03. Incentive Compensation. During the Term, Corporation shall include Employee as a participant under Corporation's "Profit Incentive Plan." Employee will be entitled to such awards as are declared from time to time by the Board of Directors under the terms of the "Profit Incentive Plan."

    2.04. Additional Retirement Benefit. Employee shall receive an annual additional retirement benefit of Fifty Thousand and 00/100 ($50,000.00) Dollars commencing at Employee's "retirement," as defined below and continuing until Employee's death. For this purpose "retirement" shall have the same definition as under the C-COR.net Corp. Incentive Plan.

    2.05. Life Insurance Coverage. Corporation will provide to Employee group term life insurance in a face amount equal to three times the Employee's salary. Changes in life insurance coverage will occur at the same time Employee's salary is changed pursuant to Section 2.01 hereof.

    2.06. Automobile Allowance. During the Term, Corporation shall pay Employee, on or about the first of each month, a monthly allowance of Eight Hundred and 00/100 ($800.00) Dollars to be used to defray Employee's automobile expenses.

    2.07. Financial and Tax Planning Reimbursement. Corporation agrees to reimburse Employee for expenses incurred in his personal financial and tax planning up to an amount not exceeding One Thousand Five Hundred and 00/100 ($1,500.00) Dollars per year during the Term of this Agreement.

    2.08. Other Benefit Plans. Employee shall also be eligible to participate in Corporation's other fringe benefit plans, including both those plans presently existing and those which may in the future be adopted, in accordance with the terms and provisions of such plans.

    2.09. Vacation. Employee shall be entitled to a reasonable amount of vacation but not less than three (3) weeks per year.


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    2.10. Club Memberships. Corporation agrees to reimburse Employee for annual dues he is required to pay as a condition of membership at the Centre Hills Country Club during the Term of this Agreement.

    2.11. Physical Examination. Corporation agrees to reimburse Employee for the expense of an annual physical examination by a physician selected by Employee.

                                   SECTION III
                              Intellectual Property


    3.01. Disclosure. Employee agrees to promptly and fully disclose to Corporation all inventions, improvements, original works of authorship, formulas, processes, computer programs, techniques, know-how and data (hereinafter collectively referred to as "Inventions"), whether or not patentable or copyrightable, made or conceived or first reduced to practice or learned by Employee either alone or jointly with others, whether during Employee's regular hours of employment and directly or indirectly relating to or capable of being used for the benefit of Corporation's business. Employee agrees, without compensation additional to that provided for in Section II of this Agreement, to assign all rights in and to such Inventions to Corporation and to execute, at Corporation's request, appropriate documents effectuating such assignments.

    3.02. Maintenance of Records. Employee agrees to maintain accurate and current written records of all such Inventions, in the form of notes, sketches, drawings, or reports which shall be and will remain the property of and be available to Corporation at all times.

    3.03. Provision of Assistance. Employee agrees, upon Corporation's request, during and after the Term of employment set forth herein, to assist Corporation, its attorneys, and nominees at its or their expense in preparing and prosecuting applications for letters patent on Inventions created by him and applications to register copyrights on inventions created by him providing, however, that time actually spent by Employee at such work after termination of employment, at Corporation's request, shall be paid for by Corporation at a reasonable rate, and that necessary expenses incurred by Employee in connection with Employee's duties under this paragraph shall be paid by Corporation.

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    3.04. Previous Inventions. Employee expressly retains an interest in and title to Inventions patented or unpatented which Employee conceived prior to his Term of employment with Corporation.

    3.05. Term of Obligations. Employee's termination of employment by Corporation under this Agreement shall not affect the obligations imposed on Employee by Paragraphs 3.01, 3.02 and 3.03 and such obligations shall be binding on Employee's heirs, executors and administrators.

                                   SECTION IV
                       Confidentiality and Noncompetition

    4.01. Confidentiality. Employee agrees, during and after his Term of employment hereunder, without the prior written consent of Corporation, not to disclose to any person other than Corporation, by publication or otherwise, or use for his own benefit, any confidential information of Corporation or any Inventions, whether conceived in whole or in part by Employee or by others. Employee's duty under this paragraph includes but is not limited to the nondisclosure of trade secrets or confidential information, knowledge or data of Corporation which he may obtain during the course of his employment relating to Corporation's business, technical or otherwise, including but not limited to manufacturing methods, processes, techniques, products, engineering development products, computer programs, customer lists, machines, research, compositions, inventions or discoveries. Employee agrees that upon leaving the employ of Corporation, he will not take with him any original or copy of documents, or records relating to the foregoing matters, without the written consent of Corporation. This Section does not apply to any Inventions described in Section
3.04 above.

    4.02. Noncompetition. In consideration of Employee's employment, for the duration of his employment by Corporation, and for a period of two (2) years after the termination thereof, Employee agrees:

          (a) Not to, on behalf of himself or any other entity or corporation, directly or indirectly, as an employee, agent, independent contractor, owner, stockholder, partner, officer, director or otherwise, engage in the

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    business of the manufacture or sale of electronic equipment for use in cable television or broadband data transmission systems in North America, Central America and South America, Europe, the Middle East and the Far East, including the Pacific Rim.

          (b) Not to call on or solicit, on behalf of himself or on behalf of any other entity or corporation, any of the customers of Corporation for the purpose of selling or distributing to any of said customers any product or service comparable to or competitive with products or services developed, sold and/or distributed by Corporation or products or services which Corporation may have under development during the period of time Employee was employed by Corporation ("Corporation's Products"); nor will Employee in any way, directly or indirectly, for himself or on behalf of any other entity or corporation, solicit, divert or take away any customer of Corporation. For purposes of this Agreement, "customer" shall mean any person, entity or corporation which has purchased Corporation's Products, or has received a price quotation from Corporation for Corporation's Products, at any time within the three (3) year period prior to the date of termination of Employee's employment.

          (c) Not to enter or attempt to enter into an employment or agency relationship with any person who, at the time of such entry (or attempted entry), or at the time of termination of Employee's service with Corporation, was an officer, director, employee, principal or agent of Corporation if, but only if, such employment or agency relationship is with respect to a business in competition with Corporation.

          (d) Not to induce or attempt to induce any person described in subparagraph (c) to leave his or her employment, agency, directorship or office with Corporation to enter into a business in competition with Corporation.

It is understood by and between the parties to this Agreement that the aforesaid covenants set forth in this Section 4.02 are essential elements of this Agreement, and that, but for the agreement of Employee to comply with such covenants, Corporation would not have agreed to the terms of employment set

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forth in this Agreement. Such covenants by Employee shall be construed as agreements independent of any other provisions in this Agreement. The existence of any claim or cause of action by Employee against Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Corporation of such covenants. In addition to all other legal remedies available to Corporation for enforcement of the covenants of this
Section 4.02, the parties agree that Corporation shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof. The parties to this Agreement agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area of application, or the definition of Corporation's Products in such covenants to be unreasonable, arbitrary or against public policy, then a lesser time period and/or a smaller geographical area and/or a less encompassing definition of Corporation's Products which are determined to be reasonable, nonarbitrary and not against public policy may be enforced against Employee. The parties to this Agreement agree and acknowledge that they are familiar with the present and proposed operations of Corporation and believe that the restrictions set forth in this Section 4.02 are reasonable with respect to its subject matter, duration and geographical application. The provisions of this Section 4.02 may be waived, in part or fully, in writing by Corporation at its option. These restrictive covenants shall survive the termination of this Agreement.

                                    SECTION V

               Indemnification for Service as Director and Officer

    5.01. Indemnity of Employee. Should Employee serve Corporation as a director or officer during the Term, Corporation shall hold harmless and indemnify Employee as a director or officer to the full extent authorized or permitted by the provisions of the Pennsylvania Business Corporation Law (the "State Statute"), or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

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    5.02. Maintenance of Insurance and Self-Insurance.

          (a) Corporation represents that it presently has in force and effect policies of Directors and Officers Liability Insurance ("D&O Insurance") in insurance companies and amounts as follows (the "Insurance Policies"):

                Insurer                                Amount
                -------                                ------
          AIG                                        $10,000,000
          ARCH Insurance Group              $5,000,000 in excess of the above
                                                     $10,000,000

          Royal and Sun Alliance            $5,000,0000 in excess of the above
                                                     $15,000,000

          St. Paul  Excess                     $5,000,000 in excess of the
                                                     above $20,000,000
          Kemper                               $5,000,000 in excess of the
                                                     above $25,000,000


    Subject only to the provisions of Section 5.02(b) hereof, Corporation hereby agrees that, so long as Employee shall serve as a director or officer of Corporation (or shall continue at the request of Corporation to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and thereafter so long as Employee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that Employee was a director or officer of Corporation (or served in any of said other capacities), Corporation will purchase and maintain in effect for the benefit of Employee one more valid, binding and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policies.

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          (b) Corporation shall not be required to maintain said policy or policies of D&O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of Corporation, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

          (c) In the event Corporation does not purchase and maintain in effect said policy or policies of D&O Insurance pursuant to the provisions of
    Section 5.02(b) hereof, Corporation agrees to hold harmless and indemnify Employee to the full extent of the coverage which would otherwise have been provided for the benefit of Employee pursuant to the Insurance Policies.

    5.03. Additional Indemnity. Subject only to the exclusions set forth in
Section 5.04 hereof, Corporation hereby further agrees to hold harmless and indemnify Employee:

          (a) Against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Employee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Employee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Employee is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

          (b) Otherwise to the fullest extent as may be provided to Employee by Corporation under the non-exclusivity provisions of Section 7-1 of the Bylaws of Corporation and the State Statute.

    5.04. Limitations on Additional Indemnity. No indemnity pursuant to Section
5.03 hereof shall be paid by Corporation:

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          (a) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of One Thousand and 00/100 ($1,000.00) Dollars plus the amount of such losses for which Employee is indemnified either pursuant to Sections 5.01 or 5.02 hereof or pursuant to any D&O Insurance purchased and maintained by the Corporation;

          (b) in respect to remuneration paid to Employee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

          (c) on account of any suit in which judgment is rendered against Employee for an accounting of profits made from the purchase or sale by Employee of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

          (d) on account of Employee's conduct which is finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct or recklessness;

          (e) if a final decision by a court of competent jurisdiction shall determine that such indemnification is not lawful.

    5.05. Continuation of Indemnity. All agreements and obligations of Corporation contained herein shall continue during the period Employee is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporations, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Employee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Employee was a director of Corporation or serving in any other capacity referred to herein.

    5.06. Notification and Defense of Claim. Promptly after receipt by Employee of notice of the commencement of any action, suit or proceeding, Employee will, if a claim in respect thereof is to be made against Corporation under this


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Section V, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Employee otherwise than under this Section V. With respect to any such action, suit or proceeding as to which Employee notifies Corporation of the commencement thereof:

          (a) Corporation will be entitled to participate therein at its own expense; and

          (b) Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Employee. After notice from Corporation to Employee of its election so to assume the defense thereof, Corporation will not be liable to Employee under this Section V for any legal or other expenses subsequently incurred by Employee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Employee shall have the right to employ Corporation's counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Employee unless (i) the employment of counsel by Employee has been authorized by Corporation, (ii) Employee shall have reasonably concluded that there may be a conflict of interest between Corporation and Employee in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Employee shall have made the conclusion provided for in (ii) above.

          (c) Corporation shall not be liable to indemnify Employee under this
    Section V for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Employee

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    with Employee's written consent. Neither Corporation nor Employee will unreasonably withhold its or his consent to any proposed settlement.

    5.07. Repayment of Expenses. Employee will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Employee in the event and only to the extent that it shall be ultimately determined that Employee is not entitled to be indemnified by Corporation for such expenses under the provisions of the State Statute, the Bylaws of Corporation, this Section V or otherwise.

    5.08. Enforcement.

          (a) Corporation expressly confirms and agrees that it has entered into this Section V and assumed the obligations imposed on Corporation hereby in order to induce Employee to, if elected, serve as a director of Corporation, and acknowledges that Employee is relying upon this Section V in agreeing to serve Corporation in such capacity.

          (b) In the event Employee is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, Corporation shall reimburse Employee for all of Employee's reasonable fees and expenses in bringing and pursuing such action.

                                   SECTION VI
                                  Miscellaneous


    6.01. Use of Name. Employee agrees to allow Corporation to have his name or picture used by Corporation for advertising or trade purposes during the Term of this Agreement.

    6.02. Binding Effect. This Agreement shall inure to the benefit of and be binding upon Employee and upon Corporation, their successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of Corporation's assets or business or into which Corporation may be consolidated, merged or otherwise combined.

    6.03. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

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    6.04. Legal Construction. In the event any one or more of the provisions contained in this Agreement shall for any reason beheld invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    6.05. Amendment. No amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

    6.06. Integration. This Agreement constitutes the entire understanding and agreement between Corporation and Employee with regard to the subject matter hereof and supersedes all other agreements and understandings between Corporation and Employee.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent to be legally bound thereby on the day and year first above written.

                                      CORPORATION:
                                      C-COR.net CORP.

                                      By: /s/ Donald M. Cook
                                         ---------------------------------------
                                      Print Name: Donald M. Cook
                                                 -------------------------------
                                      Title: C-COR Board of Directors
                                            -------------------------------

                                      EMPLOYEE:

                                      /s/ David A. Woodle
                                      --------------------------------
                                      DAVID A. WOODLE